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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

Aspect Telecommunications Ltd.
The Harlequin Centre
Southall Lane
Southall, Middlesex UB2 5NH
United Kingdom
011-44-181-574-6969
011-44-181-571-6126 (fax)

Aspect Telecommunications B.V.
Antareslaan 35-37
Postbus 3014
2130 KA Hoofddorp
The Netherlands
011-31-23-567-5678
011-31-23-562-3408 (fax)

Aspect Telecommunications GmbH
Monza Park
Monza Strasse 2 B
63225 Langen
Germany
011-49-61-039-070
011-49-61-039-07100 (fax)

Aspect Telecommunications N.V.
Bessenveldstraat 25a
1832 Diegem
Belgium
011-32-2-716-4010
011-32-2-716-4105 (fax)

Envoy Holdings Limited
Sovereign Gate
18-20 Kew Road
Richmond, Surrey TW9 2NA
United Kingdom
011-44-181-948-6000
011-44-181-948-6712 (fax)

Prospect Software, Inc.
1737 N. First Street
Suite 240
San Jose, California  95112
(408) 451-2451
(408) 451-2454 (fax)

TCS Management Group, Inc.
5410 Maryland Way
Brentwood, Tennessee  37027
(615) 221-6800
(615) 221-6810 (fax)